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                                                                  EXHIBIT 21.1
SUBSIDIARY LIST



                                TTM TECHNOLOGIES, INC.

Name of Subsidiary              State or Sovereign Power of Incorporation
-------------------             ------------------------------------------
Power Circuits, Inc.            California
(Wholly owned subsidiary)


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